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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           BARRIER THERAPEUTICS, INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

            BARRIER THERAPEUTICS, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware does hereby certify:

      1. The name of the corporation is Barrier Therapeutics, Inc. The Certificate of Incorporation of the Corporation was originally filed by the Corporation, under the name Barrier Health Technologies, Inc., with the Secretary of State of the State of Delaware on September 17, 2001. An Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of the State of Delaware on May 6, 2002. This Certificate of Amendment is being filed to effectuate a one-for-two reverse stock split of the Corporation's Common Stock.

      2. Article IV of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to add the following sentence to the beginning thereof:

            "Immediately prior to the effectiveness (the "Effective Time") of the Corporation's registration statement on Form S-1 (File No. 333-112539) filed under the Securities Act of 1933, as amended (the "Registration Statement"), each share of Common Stock of the Corporation issued and outstanding at such time shall automatically, without further action by the Corporation or any holder or any person having the right to acquire such shares, be combined and reclassified into one half (1/2) shares of Common Stock (the "Reverse Split"). No fractional shares shall be issued or issuable in connection therewith, and each stockholder otherwise entitled to receive a fractional share shall receive, in lieu of such fractional share, cash in an amount equal to the product of (i) the fair market value per share of the Common Stock as of the Effective Time, and
      (ii) such fractional interest."

      3. At the Effective Time, all outstanding shares of Preferred Stock shall, without any further action by the holders of shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be converted into that number of fully paid, non-assessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price by the product of (i) the applicable Conversion Price, and (ii) 2, in order to reflect the appropriate adjustment to the applicable conversion ratio as a result of the Reverse Split.

      4. If the Registration Statement is withdrawn by the Corporation prior to becoming effective, this Certificate of Amendment and the provisions hereof shall be of no further force or effect.
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      5. This Certificate of Amendment to the Amended and Restated Certificate
of Incorporation of the Corporation was duly adopted by the approval of the Board of Directors and by the written consent of the holders of at least two thirds of the outstanding stock of the Corporation entitled to vote in accordance with Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

      6. This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.



      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer this _____ day of _____________, 2004.



                                    BARRIER THERAPEUTICS, INC.



                                    By:  ______________________________________
                                         Name:
                                         Title:


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